10f-3 Transactions Summary* Evergreen
Compliance Department
has on file a checklist
signed by the portfolio manager
and a compliance manager
stating that the transaction fully
complies with the conditions
of Rule 10f-3 of the Investment
Company Act of 1940.

Fund
Intermediate Muni Bond Fund
Security
North Carolina Eastern Municipal Power
Agency
Advisor
EIMCO
Transaction
 Date
4/30/08
Cost
$4,000,000
Offering Purchase
0.93%
Broker
CitiGroup
Underwriting
Syndicate Members
Citi
Merrill Lynch &Co
UBS Investment Bank
Wachovia Bank, NA

Fund
Intermediate Muni Bond Fund
Security
Piedmont Muni Pwr
Advisor
EIMCO
Transaction
 Date
5/2/08
Cost
$3,500,000
Offering Purchase
3.45%
Broker
Goldman Sachs & Co
Underwriting
Syndicate Members
Goldman, Sachs & Co.
Merrill Lynch & Co
Lehman Brothers
Wachovia Bank, NA

Fund
Intermediate Muni Bond Fund
Security
Metropolitan Transportation Authority
Transportation Revenue Bonds, Series
2007B
Advisor
EIMCO
Transaction
 Date
12/13/07
Cost
$5,355,000
Offering Purchase
1.29%
Broker
Citigroup
Underwriting
Syndicate Members
J.P. Morgan
Lehman Brothers
Bear Stearns
Wachovia Bank, N.A.

Fund
Intermediate Muni Bond Fund
Security
Maryland Health and Higher Education
Facilities Authority
Advisor
EIMCO
Transaction
 Date
2/8/08
Cost
$1,000,000
Offering Purchase
0.38%
Broker
Merrill Lynch & Co
Underwriting
Syndicate Members
Merrill Lynch & Co
Banc of America Securities
Wachovia Securities
Ferris, Baker Watts, Inc.